Exhibit 10.60


(Multicurrency - Cross Border)


                                      ISDA

                                    SCHEDULE
                                     to the
                                MASTER AGREEMENT

                          dated as of December 23, 2003

                                     between

                   THE ROBERT MONDAVI CORPORATION ("Party A")

                                       and

                    HARRIS TRUST AND SAVINGS BANK ("Party B")


                                     Part 1
                             Termination Provisions


(a)  "Specified Entity" means in relation to Party A for the purpose of:

         Section 5(a)(v), Affiliates
         Section 5(a)(vi), Affiliates
         Section 5(a)(vii), Affiliates
         Section 5(b)(iv), Affiliates

         and in relation to Party B for the purpose of:

         Section 5(a)(v), Not Applicable
         Section 5(a)(vi), Not Applicable
         Section 5(a)(vii), Not Applicable
         Section 5(b)(iv), Not Applicable

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) The "Cross Default" provision of Section 5(a)(vi) will apply to Party A and Party B.

     "Specified Indebtedness" will have the meaning specified in Section 14, provided that it will also include any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of any Derivative Transaction and will not include (i) indebtedness in respect of deposits received or (ii) any payment not made because of an intervening change in law making such payment illegal, Force Majeure or act of state, provided that the party had available sufficient funds to make such payment at the time of non-payment.

     "Threshold Amount" shall have the meaning set forth below; for purposes of "Threshold Amount", "Equity" means the stockholders' equity including retained earnings, total partnership capital, net assets, or total capital and reserves, as the case may be, of the Party or its Credit Support Provider.

     "Threshold Amount" means, in relation to Party A or any Credit Support Provider of Party A, (i) zero with respect to (x) Specified Indebtedness to Party B or any Affiliate of Party B and (y) Specified Indebtedness under the Revolving Credit Agreement, and (ii) $5,000,000 with respect to other Specified Indebtedness.

     "Threshold Amount" means, with respect to Party B, 2% of the Equity of Party B.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will apply to Party A and Party B.

(e) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.


(f)  Payments on Early Termination. For the purpose of Section 6(e) of this
     Agreement:

     (i)  Market Quotation will apply.

     (ii) The Second Method will apply.

     Notwithstanding the above, with respect to FX Transactions and Currency Option Transactions, Loss and Second Method shall apply.

(g)  "Termination Currency" means U.S. Dollars.

(h)  Additional Termination Event will apply.

     An Additional Termination Event shall have occurred, for the purposes of
     Section 5(b)(v) of this Agreement, with Party A as the Affected Party, if the Revolving Credit Agreement is cancelled, terminated, repaid or otherwise ceases to be in full force and effect, or if the Revolving Credit Agreement is replaced, extended, restated or otherwise modified in a manner not approved by Party B acting in its sole discretion.

                                     Part 2
                               Tax Representations

                                 NOT APPLICABLE


                                      Part
                         Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:


Party required to
deliver document    Form/Document/Certificate                   Date by which to be           Covered by Section 3(d)
                                                                delivered                     Representation
_____________________________________________________________________________________________________________________
Party A and Party   Certificate of incumbency containing        Upon execution of this        Yes
B                   specimen signatures of each person          Agreement, and if
                    executing the Agreement and if requested,   requested, each Confirmation
                    any Confirmation
_____________________________________________________________________________________________________________________
Party A             Legal opinion substantially in the form     Upon execution of this        No
                    of Exhibit I attached hereto                Agreement
_____________________________________________________________________________________________________________________
Party A             Each Credit Support Document listed in      Promptly upon request         Yes
                    Part 4(f) of this Schedule, and any
                    amendment thereto.
_____________________________________________________________________________________________________________________
Party A             A copy of any notice required pursuant to   Promptly upon the issuance    Yes
                    the Revolving Credit Agreement in           thereof.
                    connection with any event of default
                    thereunder or any event that, with the
                    giving of notice, lapse of time or both,
                    would become an event of default
                    thereunder.

                                     Part 4
                                  Miscellaneous

(a)  Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

     Address for notices or communications to Party A:

     Address: Robert Mondavi Corporation
              901 Kaiser Road
              Napa, CA  94558

              Attention:       Mr. Robert Philipps
                               Vice-President, Treasury and Investor Relations
              Email:           bob.philipps@robertmondavi.com
              Telephone:       707.251.4853

     Addresses for notices or communications to Party B:

     With respect to Transactions, excluding FX Transactions and Currency
     Options:

     Address: Harris Trust and Savings Bank
              c/o Bank of Montreal
              130 Adelaide Street West
              Suite 500
              Toronto, Ontario  M5H 4E1  Canada

              Attention:       Manager, Confirmations
              Facsimile:       (416) 867-4778/6827
              Telephone:       (416) 867-7173
              Swift ID NO.:    BOFMCAM3

     With respect to FX Transactions and Currency Options:

     Address: Harris Trust and Savings Bank
              c/o Bank of Montreal
              FX/MM Operations
              129 St. Jacques St. W.
              11th Floor, H.O.
              Montreal, Quebec,  H2Y 1L6  Canada

              Attention:       Manager, FX Operations
              Facsimile:       (514) 877-2223
              Telephone:       (514) 877-2203/9186
              Swift ID NO:     BOFMCAM3

     Any notice sent to Party B in connection with Sections 5, 6 or 9(b) shall be sent to the following address:

     Address: Harris Trust and Savings Bank
              Global Financial Products
              115 South LaSalle Street
              19th Floor West
              Chicago, Illinois  60603

              Attention:       Managing Director, Derivative Sales
              Telephone:       (312) 845-4010

(b)  Process Agent. For purposes of Section 13(c) of this Agreement:

     Party A appoints as its Process Agent:

     Address: Robert Mondavi Corporation
              831 Latour Court
              Napa, CA  94558

              Attention:       William J. Peterson, Esq.

     Party B appoints as its Process Agent: Not Applicable

(c)  Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)  Multibranch Party. For the purpose of Section 10(c) of this Agreement:

     Party A is not a Multibranch Party.

     Party B is not a Multibranch Party and will transact through Harris Trust and Savings Bank, 115 South LaSalle Street, 19th Floor West, Chicago, Illinois 60603.

(e) Calculation Agent. The Calculation Agent is Party B, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)  Credit Support Document.

     With respect to Party A, the Revolving Credit Agreement and any related security documents.

     With respect to Party B: Not applicable.

(g)  Credit Support Provider:

     With respect to Party A, R.M.E., Inc.

     With respect to Party B: Not applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(i) Netting of Payments. Section 2(c) shall apply to all Transactions except FX Transactions and Currency Option Transactions; Part 6 of this Schedule addresses the payment netting for such Transactions. Subparagraph (ii) of
     Section 2(c) of this Agreement (x) will not apply to any Transactions identified as or otherwise deemed Commodity Transactions, and (y) will apply to all other Transactions, except as set forth above.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.


                                     Part 5
                                Other Provisions

(a) 2000 ISDA Definitions. The provisions of the 2000 ISDA Definitions (the "Definitions"), published by the International Swaps and Derivatives Association, Inc., are incorporated by reference in, and will be deemed to be part of, this Agreement and each Confirmation as if set forth in full in this Agreement or in such Confirmation, without regard to any revision or subsequent edition thereof. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant transaction.

(b) Illegality or Force Majeure. As contemplated by Section 6 of this Agreement, while neither party shall be obligated to violate any applicable law by reason of Section 6 or this Part 5(b), each party shall retain its right to payment pursuant to Section 6(e) if the other party does not perform because of Illegality or Force Majeure.

(c) Set-off. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) or 5(b)(v) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favour of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section.

     For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

     If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

     Nothing in this Section shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(d) Conditions to Certain Payments. Notwithstanding the provision of Section 6(e)(i)(3) and (4), as applicable, if the amount referred to therein is a positive number, the Defaulting Party will pay such amount to the Non-defaulting Party, and if the amount referred to therein is a negative number, except to the extent set out below, the Non-defaulting Party shall have no obligation to pay any amount thereunder to the Defaulting Party unless and until the conditions set forth in (i) and (ii) below have been satisfied, at which time there shall arise an obligation of the Non-defaulting Party to pay to the Defaulting Party an amount equal to the absolute value of such negative number less any and all amounts which the Defaulting Party may be obligated to pay under Section 11 (the "Conditional Payment Amount"):

     (i) the Non-defaulting Party shall have received confirmation satisfactory to it in its sole discretion (which may include an unqualified opinion of its counsel) that (x) no further payments or deliveries under
          Section 2(a)(i) or 2(e) in respect of Terminated Transactions will be required to be made in accordance with Section 6(c)(ii) and (y) each Specified Transaction shall have terminated pursuant to its specified termination date or through the exercise by a party of a right to terminate and all obligations owing under each such Specified Transaction shall have been fully and finally performed;

     (ii) all obligations (contingent or absolute, matured or unmatured) of the Defaulting Party and any Affiliate of the Defaulting Party to make any payment or delivery to the Non-defaulting Party or any Affiliate of the Non-defaulting Party shall have been fully and finally performed;

     provided that if the Conditional Payment Amount exceeds the aggregate amount of the obligations owing to the Non-defaulting Party and Affiliates of the Non-defaulting Party by the Defaulting Party and Affiliates of the Defaulting Party (including without limitation all obligations owing under each Specified Transactions), the Non-defaulting Party shall pay the amount of the excess to the Defaulting Party.

(e) Relationship between the Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

     (i) Non-Reliance. It is acting for its own account, and it has made its own independent decision to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other Party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

     (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

    (iii) Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(f) Bankruptcy Code. The parties hereto intend that this Agreement shall be a "master agreement" for purposes of 11 U.S.C. ss.101(53B) and 12U.S.C. ss.1821(e)(8)(D)(vii), or any successor provisions.

(g) Commodity Exchange Act. Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:

     (i) such party is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act, as amended (the "CEA");

     (ii) neither this Agreement nor any Transaction has been executed or traded on a "trading facility" as such term is defined in the CEA; and

    (iii) the terms of this Agreement and each Transaction have been subject to individual negotiation.

(h) Escrow. If by reason of the time difference between the cities in which payments are to be made or otherwise, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice and reasonably acceptable to the other party, accompanied by irrevocable payment instructions (a) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (b) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(i) WAIVER OF JURY TRIAL: EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION. EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE ENTERED INTO THIS AGREEMENT AND ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, IN RELIANCE ON, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION.

(j) Telephone Recording. Each party (i) consents to the recording of telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential or actual Transaction hereunder; (ii) agrees to obtain any necessary consent of and give notice of such recording to its trading and marketing personnel; and (iii) agrees that such recordings may be submitted in evidence in any proceeding relating to this Agreement, subject to applicable rules of discovery and evidence.

(k) Pari Passu. Party A hereby covenants that if, at any time during the currency of this Agreement, Party A secures any loan, debt, guarantee or other obligation, now or hereafter existing (including, without limitation, any obligation pursuant to the Revolving Credit Agreement or any Derivative Transaction, an "Obligation") by any mortgage, lien, pledge or other charge upon any of its present or future assets or revenues (a "Lien"), it shall immediately take the necessary steps to ensure that its obligations under this Agreement shall share in and be secured by such Lien equally and rateably with such other Obligation and that in the creation of such Lien express provision shall be made to such effect.

(l) Right to Terminate. Either party may, provided that no Event of Default or Potential Event of Default exists with respect to that party, elect to terminate any Transaction under this Agreement on the third (3rd) anniversary of the Effective Date of such Transaction or every three (3) years thereafter, (the "Optional Termination Date"), by providing at least five (5) days' prior notice to the other party (the "Other Party"). Notice may be provided by telephone but is to be followed up with a written notice to be received by the Other Party prior to the Optional Termination Date. In the event a party, (the "Terminating Party") elects to terminate a Transaction pursuant to the foregoing, Party B shall at or prior to 2:00 p.m. Toronto time on the Optional Termination Date, determine the amount payable in respect of the terminated Transaction (the "Market Value") by making the calculations required by Section 6(e)(i) of the Agreement as if the Optional Termination Date were an Early Termination Date designated as a result of the occurrence of an Event of Default with respect to the Terminating Party and the parties had specified Loss and the Second Method for that purpose. The Market Value will be paid by the relevant party on the second Business Day following the Optional Termination Date.

     If there is a dispute between the parties as to the calculation of the Market Value,

     (a) the parties will consult with each other in an attempt to resolve the dispute; and

     (b) if the parties fail to resolve the dispute prior to 3:00 p.m. Toronto time on the Optional Termination Date, then Party B shall recalculate the Market Value by making calculations required by Section 6(e)(i) of the Agreement as if the Optional Termination Date were an Early Termination Date designated as a result of the occurrence of an Event of Default with respect to the Terminating Party and the parties had specified Market Quotation and the Second Method for that purpose.

     Promptly following a resolution pursuant to this paragraph, the Market Value will be paid by the relevant party on the second Business Day following the Optional Termination Date.

     Upon payment of such sum as provided herein, the obligations of both parties with respect to this Transaction shall be discharged in full.

(m) Additional Definitions. The following definition shall be added to Section 14 in its appropriate alphabetical place:

     "Derivative Transaction" means (a) any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) and (b) any combination of these transactions.

     "Force Majeure" is a natural or man-made disaster, armed conflict, riot, civil disturbance, or similar event that materially disrupts transportation or communication facilities in the relevant city where the party is to make payment, or otherwise prevents the personnel of the party from performing their duties in connection with such payment, and is beyond the control of the party.

     "Revolving Credit Agreement" means the credit agreement dated as of December 14, 2001 between, among others, Party A and R.M.E., Inc., as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and various agents, managers and lenders from time to time party thereto, as amended by the amending agreement dated as of June 16, 2003.


                                     Part 6
      Additional Terms for FX Transactions and Currency Option Transactions

(a) Standard Terms and Conditions Applicable to FX Transactions and Currency Option Transactions. Each FX Transaction or Currency Option Transaction outstanding at or entered into after the date hereof between the parties shall be governed by this Agreement irrespective of any references in a Confirmation to any other master agreements (e.g. IFEMA, ICOM, or any specified terms and conditions).

(b) Incorporation of and Amendments to ISDA FX Definitions. The 1998 ISDA FX and Currency Option Definitions (the "FX and Currency Option Definitions"), published by the International Swaps and Derivatives Association, Inc., et. al., are hereby incorporated by reference with respect to any "FX Transactions" and "Currency Option Transactions" as defined by the FX and Currency Option Definitions, except as otherwise specifically provided herein or in a Confirmation.

(c) Amendments to ISDA FX Definitions. The following amendments are hereby made to the FX and Currency Option Definitions:

     (i) Section 2.1 of the FX and Currency Option Definitions is amended by the addition of the following definitions with respect to FX
          Transactions:

          "Currency Obligation" means the obligation of a party hereunder to deliver or take delivery of an amount of currency, whether pursuant to the terms of an FX Transaction or Currency Option Transaction or resulting from the netting of currency amounts due under FX Transactions and/or Currency Option Transactions.

          "Value Date" means, in respect of a Transaction, the Settlement Date.

     (ii) Section 3.6(a) of the FX and Currency Option Definitions is hereby amended by deleting in its entirety the final sentence thereof and adding the following two sentences at the end thereof: "A Currency Option Transaction may be exercised in whole or in part. If a Currency Option Transaction is exercised in part, the unexercised portion shall not be extinguished thereby but shall remain a Currency Option Transaction to the extent of such unexercised portion until the earlier of (A) the expiration of the Currency Option Transaction or
          (B) an exercise of the Currency Option Transaction that leaves no remaining unexercised portion thereof."

    (iii) The term "Deliverable" as applied to Currency Option Transactions is hereby modified by the following amendment:

          Section 1.7, "Deliverable", is modified by replacing the words "except as otherwise provided in Section 3.6 (c) and Article 5" with "except as otherwise provided in Section 3.6 (c), Section 3.7 (d) and Article 5".

(d)  Section 3.7 is amended by adding the following subsection (d):

          "(d) Potential Event of Default. If an Event of Default or a Potential Event of Default has occurred and is continuing and an Early Termination Date has not been designated by the Non-defaulting Party, the Non-defaulting Party may, by written notice, specify that any or all Deliverable Currency Option Transactions being settled while such an Event of Default or Potential Event of Default is continuing shall be settled as Non-Deliverable Currency Option Transaction in accordance with Section 3.7(b) unless and until the Event of Default or Potential Event of Default is no longer continuing."

(e) Article 3 of the FX and Currency Option Definitions is hereby amended by the addition of the following as a new Section 3.9:

          "Section 3.9 Terms Relating to Payment of Premium

          (a) Unless otherwise agreed in writing by the parties, the Premium related to a Currency Option Transaction shall be paid on its Premium Payment Date in immediately available funds.

          (b) If a Premium is not received on the Premium Payment Date, the Seller may elect: (i) to accept a late payment of such Premium;
               (ii) to give written notice of such non-payment and, if such payment shall not be received within three Local Business Days of such notice, treat the related Currency Option Transaction as void; or (iii) to give written notice of such non-payment and, if such payment shall not be received within three Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i). If the Seller elects to act under clause (i) of the preceding sentence, the Buyer shall pay interest on such Premium in the same currency as such Premium from the day such Premium was due until the day paid at the Default Rate, as determined in good faith by the Seller, if the Seller elects to act under clause (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Currency Option Transaction."


          (f) Confirmations. FX Transactions and Currency Option Transactions shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Unless either party objects to the terms of an FX Transaction or Currency Option Transaction contained in any Confirmation within three Local Business Days of receipt thereof, the terms of such Confirmation shall be deemed correct and accepted absent manifest error, unless a corrected Confirmation is sent by a party within such three day period, in which case the party receiving such corrected Confirmation shall have three Local Business Days after receipt thereof to object to the terms contained in such Confirmation. Where an FX Transaction or Currency Option Transaction is confirmed by means of mail or an electronic messaging system that the parties have elected to use to confirm such Transaction: (i) such confirmation will constitute a "Confirmation" as referred to in this Agreement even where not so specified in the confirmation, (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation, and (iii) the definitions and provisions contained in the FX and Currency Option Definitions and this Agreement will govern for the purposes of the relevant FX Transaction or Currency Option Transaction.

          (g) Netting, Offset and Discharge with Respect to Currency Option Transactions. The following provisions shall apply to Currency Option Transactions:

               (i) If, on any date, and unless otherwise mutually agreed by the parties, a Premium would otherwise be payable hereunder in the same currency between a pair of Offices of the parties, then, on such date, each party's obligation to make payment of any such Premium will be automatically satisfied and discharged and, if the aggregate Premium(s) that would otherwise have been payable by such Office of one party exceeds the aggregate Premium(s) that would otherwise have been payable by such Office of the other party, replaced by an obligation upon the party by whom the larger aggregate Premium(s) would have been payable to pay the other party the excess of the larger aggregate Premium(s) over the smaller aggregate Premiums(s).


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

               (ii) Unless otherwise agreed, any Call Option or any Put Option written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call Option or a Put Option, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transactions; provided that such termination and discharge may only occur in respect of Currency Option Transactions:

                    (1) each being with respect to the same Put Currency and the same Call Currency;

                    (2)  each having the same Expiration Date and Expiration
                         Time;

                    (3) each being the same style, i.e. either both being American Style Options or both being European Style Options;

                    (4)  each having the same Strike Price;

                    (5) neither of which shall have been exercised by delivery of a Notice of Exercise;

                    (6) which are entered into by the same Offices of the parties; and

                    (7) which are otherwise identical in all respects relevant to termination and discharge;

          and upon the occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge (i.e. where the Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction which is partially discharged and terminated shall continue to be a Currency Option Transaction for all purposes of this Agreement.

     (h)  Netting, Discharge and Termination of FX Transactions. Notwithstanding
          Part 4(i) herein, if on any Value Date, and unless otherwise agreed, Currency Obligations for the delivery of the same currency shall exist between a pair of Offices of the parties, then on such Value Date, each party's Currency Obligation will be automatically satisfied and discharged, if the aggregate amount that should otherwise have been delivered by such Office of one party exceeds the aggregate amount that would otherwise have been delivered by such Office of the other party, and replaced by a Currency Obligation upon the party by whom the larger aggregate amount would have been deliverable to deliver to the other party the excess of the larger aggregate amount over the smaller aggregate amount.


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

                                     Part 7
             Additional Terms for Commodity Derivative Transactions

     (a) Commodity Definitions. This Agreement, each Transaction which is a commodity swap, commodity option, commodity swaption or commodity cap, collar or floor (each a "Commodity Transaction") and each Confirmation with respect to a Commodity Transaction are subject to, in addition to the Definitions, the 1993 Commodity Derivatives Definitions, as published by ISDA (the "Commodity Definitions"), and each Commodity Transaction and each Confirmation with respect thereto shall, in addition to the Definitions, be governed in all respects by the provisions set forth in the Commodity Definitions; but in the event of any inconsistency or conflict between the Commodity Definitions and the Definitions, the Commodity Definitions shall prevail with respect to all Commodity Transactions. The provisions of the Commodity Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation with respect to a Commodity Transaction as if set forth in full in this Agreement and each such Confirmation. In the event of any inconsistency between the provisions of this Agreement and the Commodity Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation with respect to a Commodity Transaction and the Agreement or the Commodity Definitions, such Confirmation shall prevail for the purpose of the relevant Commodity Transaction.

     (b) Disruption Fallbacks. The following "Disruption Fallbacks" specified in Section 7.5(c) of the Commodity Definitions shall apply, in the following order, except as otherwise specifically provided in the
          Confirmation:

          (i) Postponement, provided that the Maximum Days of Disruption shall be three (3) Commodity Business Days;

          (ii) Negotiated Fallback; and

          (iv) No Fault Termination.

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

IN WITNESS WHEREOF, this Agreement is entered into by the parties hereto as of the date first written above.

THE ROBERT MONDAVI CORPORATION      HARRIS TRUST AND SAVINGS BANK


By:      _________________________________       By:  __________________________
Name:    Robert Philipps                         Name:
Title:   VP, Treasury & Investor Relations       Title:

















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

                                                                       Exhibit I

                      Letterhead of Counterparty's Counsel

                                                     Date


Harris Trust and Savings Bank
115 South LaSalle Street
Chicago, Illinois  60603

Dear Sirs:

     This opinion is furnished to you in connection with the ISDA Master Agreement dated as of December 23, 2003 (the "Agreement") and the Confirmation dated as of December 23, 2003 between The Robert Mondavi Corporation (the "Counterparty") and Harris Trust and Savings Bank (the "Bank"). Terms defined in the Agreement and used but not defined herein have the meanings given to them in the Agreement.

     We have acted as counsel to the Counterparty in connection with the execution and delivery of the Agreement. We have examined the Agreement, the Counterparty's constating documents and such other documents as we have deemed necessary or appropriate for purposes of the opinions expressed herein. We have also made such investigations and considered such questions of law as we have considered necessary for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, certified or otherwise.

     We express no opinion with respect to the laws of any jurisdiction other than the laws of [jurisdiction of organization/incorporation] and the laws of [federal jurisdiction] applicable therein.

     Based on the foregoing we are of the opinion that:

     1. The Counterparty has been duly [organized/incorporated] and is validly existing and in good standing under the laws of [jurisdiction of organization/incorporation].

     2. The execution and delivery of the Agreement and each Confirmation entered into by the parties on or prior to the date hereof and the performance by the Counterparty of its obligations thereunder have been duly authorized by the Counterparty, are within the corporate power of the Counterparty and do not conflict with, or result in a breach of, (i) the constating documents of the Counterparty, (ii) any law or regulation, or (iii) any agreement, decree, order, judgment, injunction or other instrument binding on or affecting the Counterparty.

     3. The Agreement and each Confirmation entered into by the parties on or prior to the date hereof [has/have] been duly authorized, executed and delivered by the Counterparty to the Bank.

     4. No action by, notice to or filing with, or consent, authorization or approval of, any governmental authority or regulatory body is required in connection with the Counterparty's execution, delivery and performance of the Agreement or any Confirmation entered into by the parties on or prior to the date hereof.

     5. The governing law clause, subjecting the Agreement to the laws of the State of New York, is valid under the laws of [jurisdiction of organization/incorporation]. Under the laws of [jurisdiction of organization/incorporation], the laws of the State of New York will be applied to the Agreement, provided that such choice of law is bona fide and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of [jurisdiction of organization/incorporation]. To the best of our knowledge, having made due inquiry, the public policy of [jurisdiction of organization/incorporation] would not be breached by application of the chosen law.

     6. A final and conclusive judgment for sum certain in personam and rendered by a court of competent jurisdiction in the State of New York with respect to the obligations of the Counterparty under the Agreement would be recognized and enforceable by the [jurisdiction of organization/incorporation] courts.

     7. Assuming that the Agreement is legal, valid, binding and enforceable under the laws of the State of New York, the Agreement and each Transaction evidenced by a Confirmation outstanding as of the date of execution of the Master Agreement constitutes a legal, valid and binding obligation of the Counterparty enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles of general application affecting the rights of creditors or limiting the availability of specific performance, injunctive relief or any other equitable remedy.

     This opinion is provided solely for your benefit and is not to be relied upon for any purpose other than in respect of the Agreement or by any other person.

                                                              Yours very truly,


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